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                                                                     EXHIBIT 4.5

                            SPECIMEN UNIT CERTIFICATE

                                     NUMBER

                    _____________ TONGXIN INTERNATIONAL UNITS

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                           TONGXIN INTERNATIONAL LTD.

                                      CUSIP

UNITS CONSISTING OF ONE SHARE OF ORDINARY STOCK AND ONE WARRANT EACH TO PURCHASE ONE SHARE OF ORDINARY STOCK

THIS CERTIFIES THAT ____________________________________________________________
is the owner of ______________________________________________________ Units.

Each Unit ("Unit") consists of one (1) share of ordinary stock, par value U.S. $.0001 per share ("Ordinary Stock"), of TONGXIN INTERNATIONAL LTD., a company existing under the laws of the British Virgin Islands (the "Company"), and one warrant (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Ordinary Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and will expire unless exercised before 5:00 p.m., New York City Time, on April 18, 2010, or earlier upon redemption (the "Expiration Date"). The terms of the Warrants are governed by a Warrant Agreement, dated as of April 18, 2005, between the Company's predecessor and Continental Stock Transfer Co., as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at _____________________________________________________________________________
and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

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                           TONGXIN INTERNATIONAL LTD.
                        A British Virgin Islands company
                                      SEAL

                                      2008

_____________________________              __________________________________
Chairman of the Board                      Secretary

                           TONGXIN INTERNATIONAL LTD.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM: as tenants in Common                   UNIF GIFT MIN ACT

TEN ENT: as tenants by the entireties           CUSTODIAN ____________

JT-TEN: as joint tenants with the right         MINOR __________________
of survivorship

       And not as tenants in common             STATE _____________________

Additional Abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, ___________________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________________________________________________ UNITS

REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _________________________________________________________________
ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED COMPANY WILL FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED _________________

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                  NOTICE: The signature to this assignment must
                    correspond with the name as written upon
                      the face of the certificate in every
                        particular, without alteration or
                       enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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